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Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in Cambrex Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP


Florham Park, New Jersey
March 12, 2004